UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 2, 2011

MPG OFFICE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

(Registrant’s telephone number, including area code)
213-626-3300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Signatures

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 2, 2011, MPG Office Trust, Inc. held a Special Meeting of holders of its 7.625% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”). The holders have the right to elect two directors to our Board of Directors pursuant to the terms of the Articles Supplementary for the Series A Preferred Stock. At the Special Meeting, the holders of the Series A Preferred Stock cast the following votes:

Name of Nominee	Votes “FOR”	Votes “AGAINST”	Shares “ABSTAINING”
Robert Deutschman	5,658,862	559,200	—
Edward J. Ratinoff	5,658,862	559,200	—

A plurality of the votes cast at the Special Meeting in person or by valid proxy was required for the election of each director, with the two individuals receiving the most votes being elected. Messrs. Deutschman and Ratinoff will each serve as a director for a one-year term or, if earlier, until his successor is duly elected and qualifies, or until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then current period.

No other matters were considered at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPG OFFICE TRUST, INC. Registrant

/s/ JONATHAN L. ABRAMS
Jonathan L. Abrams Senior Vice President, General Counsel and Secretary

Dated:   As of February 3, 2011